UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2020

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of 5.000% Senior Notes due 2028, 5.250% Senior Notes due 2030 and 5.625% Senior Notes due 2032

On June 22, 2020, Iron Mountain Incorporated, or the Company, completed a private offering of $500 million in aggregate principal amount of 5.000% Senior Notes due 2028, or the 2028 Notes, $1.3 billion in aggregate principal amount of 5.250% Senior Notes due 2030, or the 2030 Notes, and $600 million in aggregate principal amount of 5.625% Senior Notes due 2032, or the 2032 Notes, and, together with the 2028 Notes and the 2030 Notes, the Notes. Each series of the Notes was sold at 100.000% of par. The net proceeds from the offering were approximately $2,372.2 million, after deducting discounts to the initial purchasers and estimated offering expenses. The Company will use the net proceeds from the offering of the Notes to repay a portion of the outstanding borrowings under the Company’s revolving credit facility and to redeem all $500 million of its 4⅜% Senior Notes due 2021, or the 2021 Notes, all $600 million of its 6% Senior Notes due 2023, or the 2023 Notes, and all $1 billion of its 5¾% Senior Subordinated Notes due 2024, or the 2024 Notes. The Company issued redemption notices with respect to the 2021 Notes and the 2023 Notes on June 17, 2020 and will redeem the 2021 Notes and the 2023 Notes on June 29, 2020 at a redemption price of 100% (in the case of the 2021 Notes) and 102% (in the case of the 2023 Notes) of the principal amount thereof plus accrued and unpaid interest to, but not including, June 29, 2020. The Company issued a redemption notice with respect to the 2024 Notes on June 22, 2020 and will redeem the 2024 Notes on July 2, 2020 at a redemption price of 100.958% plus accrued and unpaid interest to, but not including, July 2, 2020.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Each series of the Notes was issued under an indenture, each dated as of June 22, 2020, or the Indentures, by and among the Company, the Subsidiary Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee.

The Company will pay 5.000% interest per annum on the principal amount of the 2028 Notes, 5.250% interest per annum on the principal amount of the 2030 Notes and 5.625% interest per annum on the principal amount of the 2032 Notes, payable semi-annually on January 15 and July 15 of each year. Interest on each series of the Notes will accrue from June 22, 2020, and the first interest payment date for each series of the Notes will be January 15, 2021. The 2028 Notes will mature on July 15, 2028, the 2030 Notes will mature on July 15, 2030 and the 2032 Notes will mature on July 15, 2032, unless any series is earlier redeemed or repurchased in accordance with the terms set forth in the Indentures.

The Notes are jointly and severally guaranteed on an unsecured senior basis by the Company’s direct and indirect wholly owned United States subsidiaries that represent the substantial majority of its United States operations, or the Subsidiary Guarantors. The Notes and the guarantees will be the Company’s and the Subsidiary Guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated debt. The Notes and the guarantees are effectively subordinated to the Company’s and the Subsidiary Guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to July 15, 2023 (in the case of the 2028 Notes), July 15, 2025 (in the case of the 2030 Notes) and July 15, 2026 (in the case of the 2032 Notes), the Company may, at its option, redeem all or a portion of the applicable series of the Notes at the applicable make-whole price set forth in the Indentures. Prior to July 15, 2023, the Company may, at its option, redeem up to 40% in aggregate principal amount of each series of the Notes with an amount not greater than the net proceeds of certain equity offerings at the redemption price set forth in the Indentures so long as at least 50% of the aggregate principal amount of the applicable series of the Notes (originally issued) remains outstanding immediately afterwards (unless all Notes of such series are redeemed substantially concurrently). The Company has the option to redeem all or a portion of the applicable series of the Notes at any time on or after July 15, 2023 (in the case of the 2028 Notes), July 15, 2025 (in the case of the 2030 Notes) and July 15, 2026 (in the case of the 2032 Notes) at the redemption prices set forth in the Indentures. Upon the sale of certain assets or upon certain changes of control, the Company or a Restricted Subsidiary (as defined in the Indentures), as applicable, may be required to offer to repurchase the Notes under the terms set forth in the Indentures.

The Indentures provide for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior notes. The Indentures contain certain restrictive financial and operating covenants, including covenants that restrict our ability to incur indebtedness, pay dividends or make other restricted payments, sell assets, create or permit liens, guarantee indebtedness, make acquisitions or other investments and take certain other corporate actions.

This brief description of the Notes is qualified in its entirety by reference to the Indentures, attached hereto as Exhibits 4.1, 4.2 and 4.3, which are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	2028 Senior Notes Indenture, dated as of June 22, 2020, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)
4.2	2030 Senior Notes Indenture, dated as of June 22, 2020, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)
4.3	2032 Senior Notes Indenture, dated as of June 22, 2020, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee. (Filed herewith.)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: June 22, 2020